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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Affymetrix, Inc. for the registration of $225,000,000 of 4 3/4% Convertible Subordinated Notes Due 2007 (the "Notes") and 545,178 shares of its Common Stock issuable upon conversion of the Notes and to the incorporation by reference therein of our report dated February 2, 2000 with respect to the financial statements and schedule of Affymetrix, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, and our report dated February 8, 2000, except for the third paragraph, Note 1 and Note 13 as to which the date is February 9, 2000, with respect to the supplemental consolidated financial statements of Affymetrix, Inc. included in its Current Report on Form 8-K dated April 7, 2000, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Palo Alto, California
May 11, 2000